Exhibit 10.29

Addendum No. 1 to the Distribution Agreement

This Addendum No. 1 to the Distribution Agreement (the “Addendum”) is made and entered into as of this 1st day of February, 2007, by and between diaDexus, Inc. (“DIADEXUS”), and The Binding Site (“BINDING SITE”).

WHEREAS, BINDING SITE and DIADEXUS are parties to a Distribution Agreement effective January 30, 2007 (the “Agreement”);

WHEREAS, the parties desire to amend such Agreement to insert the following language.

NOW THEREFORE, in consideration of the agreements, mutual representations and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

In Section 3(j) after “such records.” please insert the following language: “BINDING SITE will inform DIADEXUS of any customer complaints related to the Products within 48 hours of becoming aware of the complaint. DIADEXUS will inform BINDING SITE of complaint information relevant to BINDING SITE services. BINDING SITE will take appropriate corrective action and inform DIADEXUS of action taken. DIADEXUS will process and report any needed Medical Device Reporting (MDR) (per U.S. 21 CFR Section 803) as appropriate to the FDA. BINDING SITE will assist as needed and requested by DIADEXUS. DIADEXUS will, if the need arises, determine the requirements for and coordinate product recall activities of the Products. BINDING SITE will assist as needed and requested by DIADEXUS.”

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their fully authorized representatives.

BINDING SITE		DIADEXUS

BY:	/s/ R. Rowland	BY:	/s/ Patrick Plewman
Printed Name: R. Rowland		Printed Name: Patrick Plewman

Title: CEO		Title: President & CEO

Date:	2/2/07	Date:	2/1/07